UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2025, Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and its subsidiaries HOF Village Newco, LLC, a Delaware limited liability company (“Newco”), HOF Village Retail I, LLC, a Delaware limited liability company (“Retail I”), and HOF Village Retail II, LLC, a Delaware limited liability company (“Retail II,” and collectively with the Company, Newco, Retail I “Borrowers”), entered into a Second Amendment to Note and Security Agreement (“Second Amendment”), with CH Capital Lending, LLC, a Delaware limited liability company (“Lender” or “CHCL”). CHCL is an affiliate of Stuart Lichter, a director of the Company.

Pursuant to the Second Amendment, which modifies the previously disclosed Note and Security Agreement, dated November 14, 2024, as amended by the First Amendment, dated January 10, 2025, the parties agreed to: (i) modify the definition of “Facility Amount” in Section 1 of the original note to increase such amount from $2,000,000 to $4,150,000, which allows Borrowers to request up to an additional $2,150,000 loan for general corporate purposes, subject to certain restrictions; and (ii) amend the definition of “Maturity Date” to mean the earliest to occur of (a) closing of the proposal to take the Company private; (b) the termination date, as defined in any definitive agreement and plan of merger entered in connection with a take private transaction, if applicable; or (c) the occurrence of certain events of default under the original instrument. As part of the agreement, Borrowers agree to establish a springing deposit account control agreement (the “DACA”) for a control account to hold cash collateral. Borrowers may use funds in the control account for ordinary business purposes, subject to the terms of the DACA.

Borrowers agreed to grant additional security to Lender to include the equity interests of any Borrower in HOF Village Retail I, LLC and HOF Village Retail II, LLC; all net income earned by Borrowers from the operation of the Gridiron Gastropub restaurant; and all rights of any Borrower, including any revenue received by any Borrower, under certain sponsorship agreements.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, attached hereto as Exhibit 10.3 to this Current Report on Form 8-K, the original Note and Security Agreement, attached hereto as Exhibit 10.1, and the First Amendment to Note and Security Agreement, attached hereto as Exhibit 10.2.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Note & Security Agreement, dated November 14, 2024, between Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers and CH Capital Lending, LLC, as lender
10.2	First Amendment to Note & Security Agreement, dated January 10, 2025, between Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers and CH Capital Lending, LLC, as lender
10.3	Second Amendment to Note & Security Agreement, dated January 24, 2025, between Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers and CH Capital Lending, LLC, as lender
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: January 30, 2025

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